Exhibit 99.1

Exicure, Inc. Announces Results of Internal Investigation and
Implementation of Strategic Measures to Reduce Cash Burn and Prioritize Pipeline Focus
–Exicure will reduce its workforce by approximately 50%, along with the implementation of other cost-cutting measures –
–Company to wind down immuno-oncology program cavrotolimod (AST-008) and XCUR-FXN preclinical program for the treatment of Friedreich’s ataxia –
– Company will align its R&D resources to support the development of its preclinical programs targeting SCN9A for pain as well as its partnered programs –
–Brian C. Bock appointed President and Chief Executive Officer –

Chicago, IL and Cambridge, MA — December 10, 2021 — Exicure, Inc.® (NASDAQ: XCUR) announced the results of its previously disclosed independent internal investigation and a number of strategic actions aimed to reduce cash spend and prioritize the Company’s therapeutic pipeline.
The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) today announced the findings of the internal investigation initiated and overseen by the Audit Committee and conducted by outside counsel in connection with alleged improprieties that Grant Corbett, Ph.D., the Company’s former Group Lead of Neuroscience, claimed to have committed with respect to the Company’s XCUR-FXN preclinical program.
The results of the investigation are summarized below.
•Beginning in the autumn of 2020, Dr. Corbett misreported raw data from certain research and development experiments related to XCUR-FXN;
•Dr. Corbett misreported the results of at least three different experiments that were conducted through at least February 2021;
•The misreported data related solely to efficacy rather than safety of XCUR-FXN;
•The misreported data was included in various public presentations and SEC filings from as early as January 7, 2021 through as late as August 12, 2021;
•Dr. Corbett acted alone in misreporting the data, without the assistance or knowledge of anyone else at the Company, including Company management and other research and development employees and did not inform anyone at the Company of his actions until his resignation in November 2021;
•Company management reasonably relied on Dr. Corbett’s analysis when making public statements that included Dr. Corbett’s misreported data; and
•No other Company program was impacted by Dr. Corbett’s misreporting of the XCUR-FXN data.

After a review of the Audit Committee’s findings from the investigation and in combination with a previously initiated strategic review of the Company’s business plans and objectives and its existing cash resources, the Company’s Board of Directors has implemented the following approved plan:
•A staggered workforce reduction of approximately 50%, expected to be completed by January 2022;
•Discontinuation of further enrollment and the ethical wind down of the Company’s ongoing Phase 1b/2 cavrotolimod (AST-008) clinical trial in patients with solid tumors
•Indefinite suspension of further development of the Company’s XCUR-FXN program for the treatment of Friedreich’s ataxia
•Restructuring and realignment of the Company’s executive team as follows, effective today:
•Brian C. Bock, the Company’s former Chief Financial Officer, has been appointed as the Company’s President and Chief Executive Officer, replacing David Giljohann, and was appointed as a member of the Board.
•Dr. David Giljohann, the Company’s former Chief Executive Officer, has resigned from the Board and will serve as Chief Technology Officer through January 31, 2022.
•Matthias Schroff, the Company’s former Chief Operating Officer, has assumed the new role of Chief Scientific Officer;
•Sarah Longoria, the Company’s former Vice President of Human Resources has been appointed as the Company’s Chief Human Resources Officer and Chief Compliance Officer; and
•Douglas Feltner, M.D., the Company’s Chief Medical Officer, has agreed to assist in the wind down of the cavrotolimod and XCUR-FXN programs and will depart the Company on January 31, 2022.
Exicure expects to realize approximately $6.0 million in employee related cost savings in 2022, plus additional costs relating to the elimination of the cavrotolimod and XCUR-FXN programs. The Company estimates that it will incur total expenses relating to the restructuring of approximately $1.2 million, consisting of severance and termination-related costs and expects to record a significant portion of these charges in the fourth quarter of 2021.
The Company intends to align its research and development resources to support (i) the development of its preclinical program targeting SCN9A for neuropathic pain, (ii) the continued advancement of its partnered programs with Ipsen Biopharm Limited to develop SNA-based treatments in neuroscience targeting Huntington’s disease and Angelman syndrome, (iii) its continued advancement of its partnered program with AbbVie to develop SNA-based treatments for hair loss disorders, as well as (iv) the continued research and development of other undisclosed therapeutic product candidates.
The Company also announced a prepayment of $10.0 million of its outstanding loans under its senior secured term loan debt facility with MidCap Financial Trust, as agent, and Silicon Valley Bank (SVB), leaving a remaining outstanding balance of $7.5 million, which will remain subject to the existing terms under the loan facility.

“This has been a difficult time for all of our stakeholders and Exicure employees. I want to first thank the employees impacted by our workforce reduction for their significant contributions in pursuing treatments for patients with unmet medical needs and wish them success in their future endeavors. Although this unfortunate event will have residual effects, I strongly believe there is great value to be unlocked at Exicure with our proprietary Spherical Nucleic Acid (SNA) technology, and I look forward to advancing our promising programs in pain and other neuroscience diseases and continuing to closely work with our partners to develop innovative therapies for the treatment of genetic disorders,” stated Brian Bock, President and Chief Executive Officer, Exicure.
“On behalf of the Board of Directors, I want to thank David Giljohann for his discoveries and contributions to the development of our proprietary SNA architecture, commitment in building Exicure from the ground up and leadership during his time at the Company,” said Tim Walbert, Chairman of the Board, Exicure. “We look forward to working closely with Brian Bock as he assumes leadership of the Company. The Board believes Brian’s disciplined approach as well as his financial and investment banking background make him well suited to develop the new strategic path for Exicure and navigate the Company through the next phase in the Company’s evolution.”

About Exicure, Inc.
Exicure, Inc. is a development-stage biotechnology company developing therapeutics for neurology and other genetic disorders based on its proprietary Spherical Nucleic Acid, or SNA, technology. Exicure believes that its proprietary SNA architecture has distinct chemical and biological properties that may provide advantages over other nucleic acid therapeutics and may have therapeutic potential to target diseases not typically addressed with other nucleic acid therapeutics.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this press release other than statements of historical fact could be deemed forward looking including, but not limited to, statements regarding the benefits of the proposed restructuring program; the anticipated timing and details of the reduction in workforce; expected charges and costs associated with the reduction in workforce that the Company expects to incur in the fourth quarter of 2021; statements regarding the internal investigation conducted by the Audit Committee; the Company’s expectations with respect to the alignment of the Company’s R&D resources and the further development of its preclinical program pipeline; the wind down of its cavrotolimod (AST-008) program and XCUR-FXN preclinical program for the treatment of Friedreich’s ataxia, including the estimated timing and cost savings; the proposed benefits of any of the Company’s partnered programs; and the Company’s business plans and objectives. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. The forward-looking statements in this press release speak only as of the date of this press release, and the Company undertakes no obligation to update these forward-looking statements. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risks that the ongoing COVID-19 pandemic may disrupt the Company’s business and/or the global healthcare system (including its supply chain) more severely than it has to date or more severely than anticipated; unexpected costs, charges or expenses that reduce the Company’s capital resources; the Company’s preclinical or clinical programs do not advance or result in approved products on a timely or cost effective basis or at all; the cost, timing and results of clinical trials; that many drug candidates do not become approved drugs on a timely or cost effective basis or at all; the ability to enroll patients in clinical trials; possible safety and efficacy concerns; risks that preliminary results from preclinical studies and clinical trials are not necessarily predictive of future results; the ability of the Company to collaborate successfully with strategic partners; regulatory developments; exposure to litigation, including patent litigation, and/or regulatory actions; the ability of the Company to protect its intellectual property rights; the impact of the completion of the Company’s internal investigation and review, including any related investigations or proceedings, shareholder lawsuits, reputational harm, or the possibility that executives or other employees may resign or be terminated. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 19, 2021, as updated by the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

Media Contact:
Karen Sharma
MacDougall
781-235-3060
ksharma@macbiocom.com

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